SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

Interactive Television Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50122 (Commission File Number)	98-0372720 (I.R.S. Employer Identification No.)
28202 Cabot Road; Ste 300 Laguna Niguel, California (Address of Principal Executive Offices)	92677 (Zip Code)

(949) 365-5655
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 21, 2005, Interactive Televisions Networks, Inc. (the "Company"), entered into a Subscription Agreement with M.A.G. Capital, LLC, Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., and Monarch Pointe Fund, Ltd. for the sale by the Company of shares of its Series A Convertible Preferred Stock. For a description of this agreement, see Item 3.02 below.

ITEM 3.02 Unregistered Sales of Equity Securities.

Sale of Series A Convertible Preferred Stock and Warrants

On December 27, 2005, the Company completed the sale of (i) an aggregate of 3,333,333 shares of its Series A Convertible Preferred Stock (the "Series A Stock"), which Series A Stock is convertible into shares (the "Conversion Shares") of the Company's par value $0.001 per share (the "Common Stock"), and (ii) warrants (the "Warrants") to acquire up to a total of 265,000 shares of Common Stock (the "Warrant Shares") to M.A.G. Capital, LLC ("MAG"), Mercator Momentum Fund, L.P. ("MMF"), Mercator Momentum Fund III, L.P. ("MMF III"), and Monarch Pointe Fund, Ltd. ("Monarch") as set forth below. (Each of MAG, MMF, MMF III and Monarch are sometimes referred to herein as a "Purchaser" and together as the "Purchasers"). MAG operates MMF, MMF III and Monarch.

In consideration for the foregoing shares of Series A Stock, the Purchasers delivered to the Company (i) an aggregate of $2,000,000 in cash and (ii) certain securities (collectively, the "IBD Securities") of Interactive Brand Development, Inc. ("IBD") that were owned by the Purchasers. IBD is a public media company that owns interests in online and offline media properties. The IBD Securities consisted of the following: (1) 34,988 shares of IBD’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) held by Monarch, (2) 11,657 shares of Series D Preferred Stock held by MMF III, (3) 11,269 shares of Series D Preferred Stock held by MMF, (4) 34,000 shares of IBD’s Series E Convertible Preferred Stock held by Monarch, and (5) 200,000 shares of restricted IBD common stock held by Monarch. In addition, in connection with the sale of the IBD Securities to the Company, the Purchasers also assigned to the Company of all of Purchasers' rights under the agreements, certificates and instruments entered into by the Purchasers, or any of them, and IBD in connection with the issuance to the Purchasers of the IBD Securities. In connection with the purchase and sale of Series A Stock, for no additional consideration, the Purchasers received Warrants to purchase a total of 265,000 shares of Common Stock.

Series A Stock

A total of 3,333,333 shares of Series A Stock have been authorized for issuance under the Certificate Of Designation Of Preferences And Rights Of Series A Convertible Preferred Stock. Under the Certificate of Designation, the holders of the Series A Stock have the following rights, preferences and privileges:

The Series A Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and non-assessable shares of Common Stock at the conversion rate in effect at the time of conversion; provided, that a holder of Series A Stock may at any given time convert only up to that number of shares of Series A Stock so that, upon conversion, the aggregate beneficial ownership of the Company’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such holder and all persons affiliated with such holder is not more than 9.99% of the Company’s Common Stock then outstanding. The number of shares into which one share of Series A Stock shall be convertible is determined by dividing $3.75 per share (which price is subject to adjustment for stock splits, stock dividends and other similar events) by the then existing Conversion Price. The "Conversion Price" per share for the Series A Stock shall be equal to $3.75 (subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, recapitalizations or other recapitalizations affecting the Series A Preferred Stock).

Except as otherwise required by law, the holders of shares of Series A Stock shall not have the right to vote on matters that come before the shareholders.

In the event of any dissolution or winding up of the Company, whether voluntary or involuntary, holders of each outstanding share of Series A Stock shall be entitled to be paid first out of the assets of the Company available for distribution to shareholders, an amount equal to the greater of (A) an amount equal to $3.75 per share (as adjusted) plus any accrued but unpaid dividends on such shares, and (B) the amount such holders would be entitled to receive had such holders converted such shares of Series A Stock into shares of Common Stock. The foregoing liquidation distribution to the holders of the Series A Stock shall be senior to the Common Stock and senior to or pari passu with any subsequent series of preferred stock issued by the Company with respect to liquidation rights.

The Company may not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock or dividends payable to the holders of any series of preferred stock which is senior to the Series A Stock with respect to dividends) unless the holders of the Series A Stock shall first receive, or simultaneously receive, an equal dividend on each outstanding share of Series A Stock. Notwithstanding the foregoing, until the date that a registration statement registering the resale of the underlying Conversion Shares is declared effective by the Securities and Exchange Commission (“SEC”), the Company shall pay on each outstanding share of Series A Stock out of funds legally available therefor a quarterly dividend, at an annual rate equal to the product of multiplying (i) $3.75 per share, by (ii) one percent (1%). The foregoing dividend shall be payable quarterly in arrears on the last day of each quarter based on the numbers of shares of Series A Stock outstanding as of the first day of such quarter.

Warrant

The Warrants may be exercised at a cash price equal to $5.00 per share at any time until December 20, 2010.

Registration Rights

In connection with the sale and issuance of the Series A Stock and Warrants, the Company and the Purchasers entered into a Registration Rights Agreement pursuant to which the Company agreed to prepare and file, no later than the 130th day immediately following the closing date, a registration statement with the SEC covering the resale of the Conversion Shares and the Warrant Shares. The Company is required to cause such registration statement to be declared effective by the SEC within 280 days after closing date. If the Company fails to file the registration statement with the SEC by the date that is one hundred thirty (130) days after the closing date, the Company shall pay to Purchasers an amount equal to One Thousand Dollars ($1,000) per day until the registration statement is declared effective.

Exemption from Registration

The sale of Series A Stock and Warrants to the Purchasers was not registered under the Securities Act of 1933, as amended (the “Act”), and the Series A Stock and Warrants were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Series A Stock, the Conversion Shares, the Warrants and the Warrant Shares may not be offered or sold in the United States in the absence of an effective registration statement, or exemption from the registration requirements, under the Act.

Copies of the Agreements

Copies of the definitive agreements relating to the sale and issuance of the Series A Stock and the Warrants are filed herewith as Exhibits 4.1, 4.2, 10.1, and 10.2. The summary of terms set forth above is qualified by reference to such exhibits.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE TELEVISION NETWORKS, INC.

Date: December 27, 2005	By:	/s/ CHARLES PRAST
Charles Prast, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate Of Designation Of Preferences And Rights Of Series A Convertible Preferred Stock
4.2	Form of Warrant to Purchase Common Stock of Interactive Television Networks, Inc. issued to the Purchasers
10.1	Subscription Agreement, dated December 21, 2005, by and among Interactive Television Networks, Inc. and the Purchasers
10.2	Registration Rights Agreement, dated December 21, 2005, by and among Interactive Television Networks, Inc. and the Purchasers